Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,202,270
Unrealized Gain (Loss) on Market Value of Futures	(6,508,340)
Dividend Income	15,017
Interest Income	37,000
ETF Transaction Fees	350
Total Income (Loss)	$(4,253,703)

Expenses
General Partner Management Fees	$63,513
Professional Fees	24,799
Brokerage Commissions	1,337
Non-interested Directors' Fees and Expenses	755
Prepaid Insurance Expense	305
NYMEX License Fee	1,588
Total Expenses	$92,297
Net Income (Loss)	$(4,346,000)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/17	$126,387,808
Additions (100,000 Shares)	1,995,252
Net Income (Loss)	(4,346,000)

Net Asset Value End of Month	$124,037,060
Net Asset Value Per Share (6,300,000 Shares)	$19.69

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612